SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           ___________________________

                               PRIME RETAIL, INC.
             (Exact name of registrant as specified in its charter)

      Maryland                                         38-2559212

    (State or other jurisdiction of      (I.R.S. Employer Identification No.)
     incorporation or organization)

                              100 East Pratt Street
                                Nineteenth Floor
                            Baltimore, Maryland 21202
          (Address of principal executive offices, including zip code)
          ____________________________________________________________

                  Prime Retail, Inc. 1994 Stock Incentive Plan
                  Prime Retail, Inc. 1995 Stock Incentive Plan
 Consulting Agreement dated July 3, 1996 between Prime Retail, L.P. and Marvin
                                Traub Associates, Inc.
                       1998 Long-Term Stock Incentive Plan
                      1998 Nonemployee Director Stock Plan
                        1999 Long-Term Incentive Program
                            (Full title of the Plans)
          ____________________________________________________________

                                C. Alan Schroeder
             Executive Vice President, General Counsel and Secretary
                               Prime Retail, Inc.
                              100 East Pratt Street
                                Nineteenth Floor
                            Baltimore, Maryland 21202
                                 (410) 234-0782
  (Name, address, telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

------------------------------------------------------------------------------------------------------------------------------------
                                                                Proposed maximum          Proposed maximum          Amount of
         Title of securities               Amount to be        Offering price per        Aggregate offering     registration fee
         to be registered (1)             registered (1)            share (2)                price (2)
------------------------------------------------------------------------------------------------------------------------------------
         Common Stock $0.01 par value     4,600,000 shares           $8.96875               $41,256,250.00          $11,469.24
------------------------------------------------------------------------------------------------------------------------------------

(1) This is the total number of shares which may be offered based on the shares reserved under the Plans on the filing date of this Registration Statement. Pursuant to Rule 416, this Registration Statement shall also be deemed to cover any additional shares offered under the Plans in order to reflect share splits, share dividends, mergers and other capital changes.

(2) Estimated pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low sales prices reported per share of the Common Stock on the New York Stock Exchange as of April 21, 1999.

REOFFER PROSPECTUS

                               PRIME RETAIL, INC.

                               4,600,000 SHARES OF
                     COMMON STOCK, $0.01 PAR VALUE PER SHARE


     This Prospectus is being used in connection with the offering from time to time by our executive employees and directors, herein referred to as "selling shareholders," of up to 4,600,000 shares of our Common Stock which have been or will be acquired by such persons pursuant to our 1999 Long-Term Incentive Program or pursuant to the exercise of all or any portion of options granted under our 1994 Stock Incentive Plan, 1995 Stock Incentive Plan, 1998 Long-Term Stock Incentive Plan, 1998 Nonemployee Director Stock Plan and the Consulting Agreement between Prime Retail, L.P. and Marvin Traub Associates, Inc. The shares that have been so acquired by such persons pursuant to these plans are herein referred to as "restricted shares."

     The restricted shares may be offered hereby from time to time by any and all of the selling shareholders for their own benefit. We will not be entitled to any of the proceeds from such sales.

     Our Common Stock is listed on the New York Stock Exchange under the symbol "PRT." The reported last sale price of our Common Stock on the New York Stock Exchange on April 21, 1999, was $8.875 per share.

     The restricted shares have not been approved by the SEC or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                          The date of this Prospectus is April 27, 1999

     No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this Prospectus.

                                TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION..........................................5
ABOUT PRIME RETAIL, INC......................................................5
USE OF PROCEEDS..............................................................6
SELLING SHAREHOLDERS.........................................................6
PLAN OF DISTRIBUTION.........................................................9
LEGAL OPINION................................................................9
EXPERTS......................................................................9

                           __________________________


                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference herein include forward-looking statements. We have based these forward-looking statements on our current expectations, estimates and projections. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements concern matters that involve potential risks and uncertainties and, therefore, actual results may differ materially. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and the documents incorporated by reference herein might not occur. Prime Retail, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

     Important  facts  that  may  affect  these   expectations,   estimates  and
projections include, but are not limited to the:

          - effect of future events on our financial performance;

          - risk that we may be unable to finance our planned acquisition and development activities;

          - risks related to the retail industry in which we compete, including the potential adverse impact of external factors, such as inflation, consumer confidence, unemployment rates and consumer tastes and preferences;

          - risks associated with our property acquisitions, such as the lack of predictability with respect to financial returns;

          - risks associated with our property development activities, such as the potential for cost overruns, delays and the lack of predictability with respect to the financial returns associated with these development activities; and

          - risks associated with the real estate ownership, such as the potential adverse impact of changes in local economic climate on the revenues and the value of our properties.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the selling shareholders sell all the shares. This Prospectus is part of a registration statement we filed with the SEC (Registration No. ____).

               (a) The  Registrant's  annual  report  on Form  10-K for the year ended December 31, 1998;
               (b) The  Registrant's  current report on Form 8-K dated April 6,
                   1999.
               (c) The description of the Registrant's  Common Stock,  $0.01 par value per share (the "Common Stock"), contained in the registration statement on Form 8-A of Prime Retail, Inc., one of our predecessors ("Former Prime"), filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or any report or other filing with the SEC updating such description.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

               Prime  Retail,  Inc.
               100  East  Pratt  Street
               Nineteenth  Floor
               Baltimore,  Maryland 21202
               Attention:  Corporate  Secretary
               (410) 234-0782

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling shareholders will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                            ABOUT PRIME RETAIL, INC.

     Prime Retail, Inc. is a self-administered and self-managed real estate investment trust ("REIT") engaged in the ownership, development, and management of factory outlet centers in the United States. We believe that we are the largest owner and operator of factory outlet centers in the United States. As of

December 31, 1998, our portfolio consisted of 50 factory outlet centers in 26 states totaling over 14.3 million square feet of gross leasable area. As a fully-integrated real estate firm, we provide development, construction, finance, leasing, marketing and management services for all of the properties in our portfolio. Our properties are held and all of our business and operations are conducted through Prime Retail, L.P. (the "Operating Partnership"), which owns equity interests in various subsidiary partnerships. We control the Operating Partnership as its sole general partner and are dependent upon the distributions or other payments from the Operating Partnership in order to meet our financial obligations. Our executive offices are located at 100 East Pratt Street, Nineteenth Floor, Baltimore, Maryland 21202, and our telephone number is
(410) 234-0782.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of shares of Common Stock by the selling shareholders.

                              SELLING SHAREHOLDERS

     This Prospectus relates to shares of Common Stock that have been or may be acquired under our 1999 Long-Term Incentive Program or pursuant to the exercise of all or any portion of options granted under our 1994 Stock Incentive Plan, 1995 Stock Incentive Plan, 1998 Long-Term Stock Incentive Plan, 1998 Nonemployee Director Stock Plan and the Consulting Agreement between Prime Retail, L.P. and Marvin Traub Associates, Inc. (collectively, the "Plans") by the selling shareholders. The address of each selling shareholder is c/o Prime Retail, Inc., 100 East Pratt Street, Nineteenth Floor, Baltimore, Maryland 21202.

     The selling shareholders are executive employees and directors of Prime Retail, Inc. The following table sets forth the name and principal position or positions over the past three years with Prime Retail, Inc. of each selling shareholder and (a) the number of shares of Common Stock each selling shareholder beneficially owned prior to this offering; (b) the number of shares of Common Stock acquired by each selling shareholder pursuant to the Plans and being registered hereby, some or all of which shares may be sold pursuant to this Prospectus; and (c) the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each selling shareholder following this offering, assuming the sale pursuant to this offering of all shares acquired by such selling shareholders pursuant to the Plans and registered hereby.

     This table reflects all selling shareholders who are eligible to resell and the number of shares of Common Stock available to be resold by such selling shareholders. There is no assurance that any of the selling shareholders will sell any or all of such shares offered by them hereunder.

------------------------------------------------------------------------------------------------------------------------------------
                                                                     Shares                Shares Covered by    Shares Beneficially
 Selling Shareholders and the Principal Positions with             Beneficially                this              Owned After this
                  Prime Retail, Inc.                                 Owned (1)              Prospectus (2)          Offering (3)

------------------------------------------------------------------------------------------------------------------------------------
Michael W. Reschke (4)                                               8,125,600                466,831               7,758,770
Chairman of the Board and Director                                                                                      (15.3%)
------------------------------------------------------------------------------------------------------------------------------------
Abraham Rosenthal (5)                                                  724,089                375,000                 449,090
Chief Executive Officer and Director                                                                                     (1.0%)
------------------------------------------------------------------------------------------------------------------------------------
William H. Carpenter, Jr. (6)                                          703,961                375,000                 428,962
President, Chief Operating Officer and Director                                                                          (1.0%)
------------------------------------------------------------------------------------------------------------------------------------
Glenn D. Reschke (7)                                                   403,337                 99,437                 303,900
Executive Vice President - Development and
Acquisitions and Director
------------------------------------------------------------------------------------------------------------------------------------
David G. Phillips (8)                                                  246,807                215,687                 111,120
Executive Vice President - Operations and Marketing
------------------------------------------------------------------------------------------------------------------------------------
Robert P. Mulreaney                                                     92,931                 85,687                   7,244
Executive Vice President - Chief Financial Officer and
Treasurer
------------------------------------------------------------------------------------------------------------------------------------
C.Alan Schroeder                                                        88,807                 82,687                   6,120
Executive Vice President - General Counsel and
Secretary
------------------------------------------------------------------------------------------------------------------------------------
R. Bruce Armiger                                                        47,344                 47,344                       0
Senior Vice President - Development
------------------------------------------------------------------------------------------------------------------------------------
Steven S. Gothelf                                                        48,269                47,344                     925
Senior Vice President - Finance
------------------------------------------------------------------------------------------------------------------------------------
Frederick J. Meno                                                        25,000                25,000                       0
Senior Vice President - Operations
------------------------------------------------------------------------------------------------------------------------------------
John S. Mastin                                                           40,344                40,344                       0
Senior Vice President - Leasing
------------------------------------------------------------------------------------------------------------------------------------
Anya T. Harris                                                           43,963                41,844                   2,119
Senior Vice President - Marketing and Communications
------------------------------------------------------------------------------------------------------------------------------------
William P. Dickey                                                        15,864                 5,000                  10,864
Director
------------------------------------------------------------------------------------------------------------------------------------
Terence C. Golden                                                        22,500                20,000                   2,500
Director
------------------------------------------------------------------------- ----------------------------------------------------------
Norman Perlmutter (9)                                                   819,603                 5,000                 814,603
Director                                                                                                                 (1.9%)
------------------------------------------------------------------------------------------------------------------------------------
Robert D. Perlmutter                                                     11,268                 5,000                   6,268
Director
------------------------------------------------------------------------------------------------------------------------------------
Kenneth A. Randall (10)                                                  20,500                20,000                     500
Director
------------------------------------------------------------------------------------------------------------------------------------
Sharon Sharp                                                             10,000                10,000                       0
Director
------------------------------------------------------------------------------------------------------------------------------------
James R. Thompson                                                        20,500                20,000                     500
Director
------------------------------------------------------------------------------------------------------------------------------------
Marvin S. Traub (11)                                                     66,577                65,000                   1,577
Director
------------------------------------------------------------------------------------------------------------------------------------

_______________

(1) Information presented (i) assumes exchange or conversion of Common Units and shares of Series B Preferred Stock owned by such selling shareholder for shares of Common Stock, (ii) includes vested and unvested shares of restricted stock, granted to such selling shareholder pursuant to the Plans, as to which the holder has voting rights and the right to receive distributions and (iii) includes shares of Common Stock issuable upon exercise of stock options granted to such selling shareholder pursuant to the Plans which have vested or will vest within sixty (60) days of April 15, 1999.

(2) Information presented assumes the exercise of all stock options for shares of Common Stock granted to such selling shareholder pursuant to the Plans.

(3) Information presented assumes the sale of all shares of Common Stock offered by this Prospectus.

(4) Information presented includes 7,344,629 Common Units and 250,000 shares of Common Stock held by The Prime Group, Inc. ("PGI") (Mr. M. Reschke is the Chairman and Chief Executive Officer of PGI) and certain limited partnerships affiliated with PGI, 194,548 shares of Common Stock owned by Mr. M. Reschke, 11,424 shares of Common Stock issuable to Mr. M. Reschke upon conversion of the 9,552 shares of Series B Preferred Stock owned by him, and 324,999 shares of Common Stock which Mr. M. Reschke has the right to acquire upon exercise of stock options granted pursuant to the Plans.

(5) Information presented includes 371,090 Common Units, 125,000 of which are held by a limited liability company controlled by Mr. Rosenthal and 18,198 of which are held in trust for Mr. Rosenthal's children, 28,000 shares of Common Stock, 10,000 of which are owned by Ms. Joanne Rosenthal, Mr. Rosenthal's wife, 274,999 shares of Common Stock which Mr. Rosenthal has the right to acquire upon exercise of stock options granted pursuant to the Plans and 50,000 Common Units which Mr. Rosenthal has the right to acquire upon exercise of certain options granted by PGI.

(6) Information presented includes 371,090 Common Units, 125,000 of which are held by a limited liability company controlled by Mr. Carpenter, 4,284 shares of Common Stock owned by Mr. Carpenter's children, 3,588 shares of Common Stock issuable to Mr. Carpenter upon conversion of the 3,000 shares of Series B Preferred Stock owned by him, 274,999 shares of Common Stock which Mr. Carpenter has the right to acquire upon exercise of stock options granted pursuant to the Plans and 50,000 Common Units which Mr. Carpenter has the right to acquire upon exercise of certain options granted by PGI.

(7) Information presented includes 251,300 Common Units which are held by Reschke I LLC, 68,287 shares of Common Stock owned by Mr. G. Reschke, 80,000 shares of Common Stock which Mr. G. Reschke has the right to acquire upon the exercise of stock options granted pursuant to the Plans and 3,750 shares of Common Stock which Ms. Tina M. Reschke, Mr. G. Reschke's wife, has the right to acquire upon the exercise of stock options granted pursuant to the Plans. Mr. G. Reschke disclaims beneficial ownership of such shares pursuant to Section 13d-4 of the Exchange Act.

(8) Information presented includes 26,687 shares of Common Stock, 500 of which are held in trust for Mr. Phillips' children, 120 shares of Common Stock issuable to Mr. Phillips upon conversion of the 100 shares of Series B Preferred Stock owned by him, 120,000 shares of Common Stock which Mr. Phillips has the right to acquire upon exercise of stock options granted pursuant to the Plans and 100,000 Common Units which Mr. Phillips has the right to acquire upon exercise of certain options granted by PGI.

(9) Information presented includes 802 shares of Common Stock owned by Mr. N. Perlmutter, 940 shares of Common Stock owned by Ms. Cheryl McArthur, Mr. N. Perlmutter's wife, 320 shares of Common Stock issuable to Mr. N. Perlmutter upon conversion of the 268 shares of Series B Preferred Stock owned by him, 2,380 shares of Common Stock issuable to Ms. McArthur upon conversion of the 1,734 shares of Series B Preferred Stock owned by her, 690,653 Common Units owned by Ms. McArthur and 124,508 shares of Common Stock which Mr. N. Perlmutter has the right to acquire upon exercise of certain stock options, 5,000 of which were granted pursuant to the Plans.

(10) Information presented includes 500 shares of Common Stock owned by Mr. Randall's wife, and 20,000 shares of Common Stock which Mr. Randall has the right to acquire upon exercise of stock options granted pursuant to the Plans.

(11) Information presented includes 45,000 shares of Common Stock which Marvin Traub Associates, an affiliate of Mr. Traub, has the right to acquire upon exercise of stock options granted pursuant to the Plans.

     If necessary, we will include other information about any of the selling shareholders in a prospectus supplement.

                              PLAN OF DISTRIBUTION

     The selling shareholders may sell the shares in one or more transactions on the New York Stock Exchange, in special offerings, exchange distributions, secondary distributions, negotiated transactions, or a combination of such. They may sell at market prices at the time of sale, at prices related to the market price or at negotiated prices. We are indemnifying the selling shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL OPINION

     Winston & Strawn, Chicago, Illinois will issue an opinion about the legality of the shares for us and for the selling shareholders. The Honorable James R. Thompson, a partner in Winston & Strawn, is one of our directors.

                                     EXPERTS

     The consolidated financial statements of Prime Retail, Inc. appearing in the Prime Retail, Inc. Annual Report (Form 10-K) for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in the report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                     PART II


               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     Prime Retail, Inc. (the "Registrant") hereby incorporates the following documents herein by reference:

(a) The Registrant's annual report on Form 10-K for the year ended December 31, 1998;

(b)  The Registrant's current report on Form 8-K dated April 6, 1999.

(c) The description of the Registrant's Common Stock, $0.01 par value per share (the "Common Stock"), contained in the registration statement on Form 8-A of Prime Retail, Inc., one of our predecessors ("Former Prime"), filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or any report or other filing with the SEC updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

     Certain legal matters relating to the validity of the shares of Common Stock offered hereby are being passed upon by Winston & Strawn, Chicago, Illinois. The Honorable James R. Thompson, a director of the Registrant, is a partner and chairman of Winston & Strawn.

Item 6.  Indemnification of Directors and Officers

     The Registrant's Amended and Restated Articles of Incorporation, as amended, and Amended and Restated By-laws, as amended, authorize the Registrant to indemnify its present and former directors and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time under Maryland law. The Maryland General Corporation Law under which the Registrant is organized provides that indemnification of a person who is a party, or threatened to be made a party, to legal proceedings by reason of the fact that such a person is or was a director, officer, employee or agent of a corporation, or is or was serving as a director, officer, employee or agent of a corporation or other firm at the request of a corporation, against expenses, judgments, fines and amounts paid in settlement, is mandatory in certain circumstances and permissive in others, subject to authorization by the board of directors, so long as a person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to criminal proceedings, had no reason to believe that his or her conduct was unlawful.

     The Registrant's officers and directors are also indemnified pursuant to the partnership agreement governing Prime Retail, L.P. and their respective employment agreements.

     The Registrant has purchased an insurance policy which purports to insure the officers and directors of the Registrant against certain liabilities incurred by them in the discharge of their functions as such officers and directors except for liabilities resulting from their own malfeasance.

Item 7.  Exemption From Registration Claimed

         Not Applicable.


Item 8.    Exhibits

4.1 Former Prime's 1994 Stock Incentive Plan (incorporated by reference to the same titled exhibit in Former Prime's registration statement on Form S-11 (Registration No. 33-68536))

4.2 Former Prime's 1995 Stock Incentive Plan (incorporated by reference to the same titled exhibit in Former Prime's registration statement on Form S-11 (Registration No. 33-1666))

4.3 Consulting Agreement dated July 3, 1996 between Prime Retail, L.P. and Marvin Traub Associates, Inc. (incorporated by reference to the same titled exhibit in Former Prime's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-23615))

4.4 Registrant's 1998 Long-Term Stock Incentive Plan (incorporated by reference to Appendix J in the Registrant's registration statement on Form S-4 dated May 12, 1998 (Registration No. 333-51285))

4.5  First Amendment of the Registrant's 1998 Long-Term Stock Incentive Plan

4.6  Registrant's  1998  Nonemployee   Director  Stock  Plan   (incorporated  by
     reference to Appendix I in the Registrant's registration statement on Form S-4 dated May 12, 1998 (Registration No. 333-51285))

4.7 Description of Registrant's 1999 Long-Term Incentive Program (incorporated by reference to the same titled exhibit in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 0-23616))

4.8 Form of certificate for Prime Retail, Inc.'s Common Stock, $0.01 par value per share (incorporated by reference to the same titled exhibit in Former Prime's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-23616))

5.1 Opinion of Winston & Strawn as to the legality of the securities being registered dated April 27, 1999

23.1 Consent of Ernst & Young LLP

23.2 Consent of Winston & Strawn  (included  in their  opinion  filed as Exhibit
     5.1)

24.1 Powers of Attorney (included on the signature page hereof)

Item 9.  Undertakings

         (a)      The undersigned Registrant hereby undertakes:

     (1) To file,  during any period in which  offers or sales are being made of
the  securities   registered   hereby,  a   post-effective   amendment  to  this
Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the annual report of the employee benefit plans pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 27th day of April, 1999.

                           PRIME RETAIL, INC.

                           By: /s/ C. Alan Schroeder
                               ---------------------
                                   C. Alan Schroeder
                                   Executive Vice President - General Counsel
                                             and Secretary

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints each of Abraham Rosenthal, William H. Carpenter, Jr., Robert P. Mulreaney and C. Alan Schroeder as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her or in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated as of the 27th day of April, 1999.

        SIGNATURE                                               TITLE
        ---------                                               -----


/s/ Michael W. Reschke                        Chairman of the Board of Directors
----------------------------
    Michael W. Reschke


/s/ Abraham Rosenthal                         Chief Executive Officer (Principal
----------------------------                  Executive Officer) and Director
    Abraham Rosenthal


/s/ William H. Carpenter, Jr.                 President, Chief Operating Officer
-----------------------------                 and Director
    William H. Carpenter, Jr.


/s/ Glenn D. Reschke                          Executive Vice President--
-----------------------------                 Development and Acquisitions and
    Glenn D. Reschke                          Director

/s/ Robert P. Mulreaney                       Executive Vice President--Chief
----------------------------                  Financial Officer and Treasurer
    Robert P. Mulreaney                       (Principal Financial Officer and
                                               Principal Accounting Officer)


/s/ William P. Dickey                         Director
----------------------------
    William P. Dickey


----------------------------                  Director
    Terence C. Golden


/s/ Norman Perlmutter                         Director
----------------------------
    Norman Perlmutter


/s/ Robert D. Perlmutter                      Director
----------------------------
    Robert D. Perlmutter


/s/ Kenneth A. Randall                        Director
----------------------------
    Kenneth A. Randall


/s/ Sharon Sharp                              Director
----------------------------
    Sharon Sharp


/s/ James R. Thompson                         Director
----------------------------
    James R. Thompson


----------------------------                  Director
    Marvin S. Traub

                                  EXHIBIT INDEX


Exhibit #                  Description


4.1 Former Prime's 1994 Stock Incentive Plan (incorporated by reference to the same titled exhibit in Former Prime's registration statement on Form S-11 (Registration No. 33-68536))

4.2 Former Prime's 1995 Stock Incentive Plan (incorporated by reference to the same titled exhibit in Former Prime's registration statement on Form S-11 (Registration No. 33-1666))

4.3 Consulting Agreement dated July 3, 1996 between Prime Retail, L.P. and Marvin Traub Associates, Inc. (incorporated by reference to the same titled exhibit in Former Prime's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-23615))

4.4 Registrant's 1998 Long-Term Stock Incentive Plan (incorporated by reference to Appendix J in the Registrant's registration statement on Form S-4 dated May 12, 1998 (Registration No. 333-51285))

4.5  First Amendment of the Registrant's 1998 Long-Term Stock Incentive Plan

4.6  Registrant's  1998  Nonemployee   Director  Stock  Plan   (incorporated  by
     reference to Appendix I in the Registrant's registration statement on Form S-4 dated May 12, 1998 (Registration No. 333-51285))

4.7 Description of Registrant's 1999 Long-Term Incentive Program (incorporated by reference to the same titled exhibit in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 0-23616))

4.8 Form of certificate for Prime Retail, Inc.'s Common Stock, $0.01 par value per share (incorporated by reference to the same titled exhibit in Former Prime's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-23616))

5.1 Opinion of Winston & Strawn as to the legality of the securities being registered

23.1 Consent of Ernst & Young LLP

23.2 Consent of Winston & Strawn  (included  in their  opinion  filed as Exhibit
     5.1)

24.1 Powers of Attorney (included on the signature page hereof)